FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2001

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change

(Former name or address, if changed since last report)

Item 5. Other Events.   The Company issued a press release on September 28, 2001 announcing the pending acquisition of the remaining 10% interest it did not already own in Homestead-Miami Speedway, LLC (“HMS”) from Leisure Racing Services, Inc. (“LRSI”).  The acquisition was completed on October 1, 2001.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release Announcing Pending Acquisition of Remaining 10% of Homestead-Miami Speedway, LLC	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	10/05/2001	/s/ Susan G. Schandel
Susan G. Schandel, Vice President & Chief Financial Officer

                FOR:      International Speedway Corporation

    APPROVED BY: Wes Harris

                        Director of Investor Relations

                          (386) 947-6465

     CONTACT:          Jonathan Schaffer/Betsy Brod

                           Media: Laura Novak/Claudine Cornelis

                        Morgen-Walke Associates, Inc.

                        (212) 850-5600

INTERNATIONAL SPEEDWAY CORPORATION TO BECOME SOLE OWNER

OF HOMESTEAD-MIAMI SPEEDWAY

-- Facility Strategically Located in Nation’s 16th Largest Media Market --

            DAYTONA BEACH, FLORIDA – September 28, 2001 – International Speedway Corporation (“ISC”) (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) today announced that it will acquire the remaining 10% interest it does not already own in Homestead-Miami Speedway, LLC (“HMS”) from Leisure Racing Services, Inc. (“LRSI”).  As predetermined in the July 1997 Purchase Agreement when ISC acquired its initial 40% interest in HMS, the purchase price to be paid to LRSI is based on 10% of the negotiated facility valuation as of July 1997 plus interest.

            HMS owns and operates the Homestead-Miami Speedway, a 1.5-mile oval and 2.2-mile road course racing facility home to NASCAR’s three exciting national series – Winston Cup, Busch Grand National and Craftsman Truck.  In addition, the facility hosts premier events sanctioned by the Indy Racing League, Grand American Road Racing Association and other top racing series.

            James C. France, President and Chief Operating Officer of International Speedway Corporation commented, “In Homestead-Miami Speedway, we are taking sole ownership of a facility located in one of the country’s key major markets, and look forward to further development of what is already considered a world-class facility.”

-more-

ISC BECOMES SOLE OWNER OF HOMESTEAD-MIAMI SPEEDWAY                           PAGE -2-

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually.  The Company owns and/or operates 12 major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit, Michigan; California Speedway near Los Angeles, California; Kansas Speedway in Kansas City, Kansas; Homestead-Miami Speedway in Florida; Phoenix International Raceway in Arizona; Richmond International Raceway in Virginia; Darlington Raceway in South Carolina; North Carolina Speedway in Rockingham, North Carolina; Watkins Glen International in New York; and Nazareth Speedway in Pennsylvania.

Other track interests include the operation of Tucson (Arizona) Raceway Park and an indirect 37.5% interest in Raceway Associates, LLC, which owns Chicagoland Speedway and Route 66 Raceway in Illinois.

The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; Americrown Service Corporation, a provider of catering services, food and beverage concessions, and merchandise sales, and Motorsports International, a provider of catering services, food and beverage concessions, and a producer and marketer of motorsports-related merchandise. For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that state the Company or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. The Company’s results could be impacted by the risk factors discussed elsewhere, including adverse weather conditions leading up to and during its events.  Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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